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                                  EXHIBIT 21.1
                 SUBSIDIARIES OF EDGEWATER TECHNOLOGY, INC./1/

                                                                STATE OR COUNTRY
        SUBSIDIARY                                              OF ORGANIZATION

        CFRC, Inc. - Nevada                                     Nevada/2/
        ClinForce, Inc.                                         Delaware/2/
        Edgewater Funding Company, Inc.                         Nevada
        Edgewater Technology (Delaware), Inc.                   Delaware
        PFS&C Services International Company, Inc.              Nevada
        PFS&C Services International Holding Company, Inc.      Nevada
        SMRC, Inc.                                              Nevada
        StaffMark Acquisition Corporation Twenty-Nine           Delaware
        StaffMark Acquisition Corporation Thirty                Delaware

________________________
/1/   Edgewater Technology, Inc. or one of its subsidiaries owned one hundred percent (100%) of the outstanding shares of capital stock listed above as of December 31, 2000.

/2/   CFRC, Inc. and ClinForce, Inc. were sold by Edgewater Technology, Inc. as part of the ClinForce transaction that was consummated on March 16, 2001.